Exhibit F.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.

KINERJAPAY CORP.

$395,000

LENDER NOTE DATED SEPTEMBER 13, 2019

FOR VALUE RECEIVED, Granite Global Value Investments Ltd., a British Virgin Islands corporation (the "Lender" or "Holder") hereby promises to pay to KINERJAPAY CORP., a company incorporated under the laws of Delaware (the "Company"), the principal amount of THREE HUNDRED AND NINETY FIVE THOUSAND DOLLARS ($395,000.00) ("Lender Note" or "Note") on before the Maturity Date. This Note is issued pursuant to that certain Securities Purchase Agreement dated September 13, 2019, as the same may be amended from time to time, by and between Borrower and Lender (the "**Purchase Agreement**"). Interest shall accrue at a rate of twelve percent (12%) per annum. All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Note is free from all taxes, liens, claims and encumbrance with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Borrower and will not impose personal liability upon the Holder. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

This Note carries an OID of $39,500.00. In addition, Borrower agrees to pay $20,000.00 to Lender to cover Lender's legal fees, accounting costs, due diligence and monitoring in connection with the purchase and sale of this Note (the "**Transaction Expense Amount**"), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note and the Warrant (as defined in the Purchase Agreement) shall be $335,500.00 (the "**Purchase Price**"), computed as follows: $395,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds in two (2) separate tranches of $167,750 each. The first tranche shall happen on the Maturity Date once all the agreements and transaction documents have been fully signed and a reserve of shares has been established at the Borrower's transfer agent pursuant to Exhibit C: Irrevocable Instructions. The second tranche shall be funded nine months after the second tranche payment has been made pursuant to the Secured Collateralized Convertible Promissory Note Dated September 13, 2019.

ARTICLE I - CONVERSION RIGHTS

1.1 The conversion privileges set forth in Article I shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article I. The Holder shall be able to convert this Note starting from today's date and ending until the full amount of the Note has been converted. The Outstanding Balance of Note together with all unpaid interest accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into common stock, of the Borrower (the "***Common Stock***"), if any, shall be payable in full on the Maturity Date. Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of it securities on Borrower's ability to issue shares of Common Stock, in lieu of any right to convert this Note, this will be considered an Event of Default under section 2.2 of the Note. The Holder shall have the right to convert the Outstanding Balance together with all unpaid interest accrued thereon of this Note into shares of the Borrower's Common Stock as set forth below.

(a) **Conversion Price**. The ("***Conversion Price***") shall be equal to the lower of (i) .40 or (ii) the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. Holder shall be entitled to deduct $1,000.00 from the conversion amount in each Notice of Conversion to cover Holder's deposit fees associated with each Notice of Conversion.

Each time, while this Note is outstanding, the Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Conversion Price in effect at that time (prior to all other applicable adjustments in the Note), then the Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Note) until this Note is no longer outstanding. Each time, while this Note is outstanding, the Borrower enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or of a replacement promissory note), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under the Note at that time, then the Holder's look back period shall automatically be adjusted to such greater number of days until this Note is no longer outstanding. The Borrower shall give written notice to the Holder, with the adjusted Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in the two immediately preceding sentences. The Conversion Price is subject to full ratchet anti-dilution in the event that the Borrower issues any Common Stock at a per share price lower than the Conversion Price (each a "Dilutive Price") then in effect, provided, however, that Holder shall have the sole discretion in deciding whether to utilize such Dilutive Price instead of the Conversion Price otherwise in effect at the time of the respective conversion.

(b) Adjustment to Conversion Price. At any time after September 13, 2019 (the "Issue Date"), (i) if in the case that the Borrower's Common Stock is not deliverable by DWAC (including if the Borrower's transfer agent has a policy prohibiting or limiting delivery of shares of the Borrower's Common Stock specified in a Notice of Conversion), (ii) if the Borrower ceases to be a reporting company pursuant or subject to the Exchange Act, (iii) if the Borrower loses a market (including the OTCBB, OTCQB or an equivalent replacement exchange) for its Common Stock, (iv) if the Borrower fails to maintain its status as "DTC Eligible" for any reason, (v) if the Conversion Price is less than one cent ($0.01), (vi) if the Note cannot be converted into free trading shares on or after six months from the Issue Date, (vii) if at any time the Borrower does not maintain or replenish the Reserved Amount (as defined herein) within three (3) business days of the request of the Holder, (viii) if the Borrower fails to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, (ix) if the Borrower fails to comply with the reporting requirements of the Exchange Act; the reporting requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, the requirements for XBRL filings, the requirements for disclosure of financial statements on its website, (x) if the Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder, (xi) if OTC Markets changes the Borrower's designation to 'No Information' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), or 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign), (xii) the restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement, (xiii) any cessation of trading of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT, and such cessation of trading shall continue for a period of five consecutive (5) Trading Days, and/or (xiv) the Borrower loses the "bid" price for its Common Stock ($0.0001 on the "Ask" with zero market makers on the "Bid" per Level 2), and/or (xv) if the Holder is notified in writing by the Borrower or the Borrower's transfer agent that the Borrower does not have the necessary amount of authorized and issuable shares of Common Stock available to satisfy the issuance of Shares pursuant to a Conversion Notice, then the Holder shall be entitled to increase, by 12% for each occurrence, cumulative or otherwise, the discount to the Conversion Price shall apply for all future conversions under the Note. The Holder maintains the option and sole discretion to increase by Five Thousand and No/100 United States Dollars ($5,000) per each occurrence described above (under Holder's and Borrower's expectation that any principal amount increase will tack back to the Issue Date) the principal amount of the Note instead of applying further discounts to the Conversion Price. Under no circumstances shall the principal amount exceed an additional Twenty-Five Thousand and No/100 United States Dollars ($25,000) or the Conversion Price be less than 30% multiplied by the Market Price due to cumulative effect.

(c) DTC Chill. If in the case that the Borrower's Common Stock is "chilled" for deposit into the DTC system and only eligible for clearing deposit, then an additional 15% discount to the Conversion Price shall apply for all future conversions under all Notes while the "chill" is in effect.

(d) Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the "*Conversion Shares*"). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted by (y) the Conversion Price. The Borrower may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form be required.

(e) Mechanics of Conversion. As a condition to affecting the conversion set forth in Section 1.1(b) above, the Holder shall properly complete and deliver to the Borrower a Notice of Conversion, a form of which is annexed hereto as Exhibit B ("Conversion Notice" or Notice of Conversion"). The Notice of Conversion shall set forth the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted and the date on which such conversion shall be affected (such date, the "***Conversion Date***"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Borrower's transfer agent to the Holder by crediting the account of the Holder's broker with The Depository Trust Borrower through its Deposit / Withdrawal at Custodian system if the Borrower is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is two Trading Days after the Conversion Date (such third day being the "***Share Delivery Date***"). The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Borrower will round the number of the shares up to the nearest whole share.

(f) Charges. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Borrower shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder and acknowledges that this is a material obligation of this Note.

(g) Par Value Adjustments. To the extent the Conversion Price of the Borrower's Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment, provided, however, that the Holder, in its sole and absolute discretion may elect to instead to set the Conversion Price to par value for such Conversion(s) and the Conversion Amount for such Conversion(s) shall be increased to include Additional Principal, where "Additional Principal" means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such Conversion(s) to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been set to par value pursuant to this Section.

1.2 Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(a) Obligation Absolute. The Borrower's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with the issuance of such Conversion Shares. The Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the Outstanding Balance hereof and accrued but unpaid interest thereon in accordance with the terms of this note, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the Outstanding Balance of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly notices conversion. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes"). The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(b) Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Common Stock issuable upon

conversion of this Note is not delivered as required by the Share Delivery Date (a "**Conversion Default**"), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Holder's and Borrower's expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by this Note by the Share Delivery Date, the Borrower shall pay the "**Conversion Default Payment**". Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued (the "**Conversion Default Payment Due Date**"). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (without notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note and interest shall accrue thereon in accordance with the terms of this Note. If the Borrower does not deliver the Conversion Shares underlying this Note from its transfer agent after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Borrower shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Borrower fails to timely (within 72 hours, 3 business days), issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Holder, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Borrower shall allow Holder to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Borrower fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

(c) Rescission. If (i) the Borrower fails to respond to Holder within one business day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower's Common Stock requested in the Notice of Conversion within two business days from the Conversion Date specified therein, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower's Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower's standing, (iv) the Holder is unable to deposit the shares of the Borrower's Common Stock requested in the Notice of Conversion for any reason related to the Borrower's standing, (v) at any time after a missed Deadline, at the Holder's sole discretion, (vi) if, within three (3) business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion, or (vii) if OTC Markets changes the Borrower's designation to 'Limited Information' (Yield), 'No Information' (Stop Sign), 'Caveat Emptor' (Skull & Crossbones), 'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign) or other trading restriction on the day of or any day after the Conversion Date, then the Holder maintains the option and sole discretion to rescind the applicable Notice of Conversion ("Rescindment") pursuant to which such Conversion Shares were issuable with a "Notice of Rescindment." This Note shall remain convertible before and after the Maturity Date hereof until this Note is repaid or converted in full.

(d) Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

(e) Reservation of Shares. The Borrower represents, warrants, covenants and agrees at all times to have authorized and reserved ten times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the "Reserved Amount"). Initially, the Borrower will instruct the Transfer Agent to reserve 79,795,878 shares of Common Stock in the name of the Holder for issuance upon conversion hereof. The Holder has the sole right to have the Borrower's transfer agent to increase the shares to equal the Reserved Amount at any time without the consent of the Borrower. The Reserved Amount shall be increased from time to time as required to ensure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note pursuant to EXHIBIT C: IRREVOCABLE INSTRUCTIONS which forms a part of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Borrower will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The reserve amounts detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not amend nor affect any previous reserve amounts for the Holder. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default. Holder shall not be required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or Exhibit C: Irrevocable Instructions. The Borrower will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the

duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions, and the Reserved Amount will be increased by a factor of two (2) each time the Borrower issues a variable price security or a security or convertible promissory note where the issuance of shares changes according to the Market Price or the market price of the Common Stock. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under the Note, and the then outstanding principal due under this Note shall increase by Fifteen Thousand United States Dollars.

(f) Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while any of the Notes remain outstanding, the Borrower does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Borrower shall immediately take all action necessary to increase the Borrower's authorized shares of Common Stock to an amount sufficient to allow the Borrower to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Borrower shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Borrower shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Borrower is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Borrower to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "Authorization Failure Shares"), in lieu of delivering such Authorization Failure Shares to the Holder, the Borrower shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Borrower and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under the Note, and the then outstanding principal due under this Note shall increase by Fifteen Thousand United States Dollars.

(g) Make-Whole Rights. Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the conversion amount specified in the relevant Conversion Notice (such net realized amount, the "Realized Amount"), at the election of the Holder, the value of the Conversion Amount less the Realized Amount owed shall be added back to the Outstanding Balance of the Note or the Borrower shall issue to the Holder additional shares of the Borrower's Common stock equal to: (i) the conversion amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a "Sale Reconciliation" showing the Realized Amount from the sale of the Conversion shares; divided by (ii) the average volume weighted average price of the Borrowers Common Stock during the five business days immediately prior to the date upon which Holder delivers notice (the "Make-Whole Notice") to the Borrower that such additional shares are requested by the Holder (the "Make-Whole Stock Price" (such number of additional shares to be issued, the "Make-Whole Shares"). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make Whole shares shall be issued and delivered in the same manner and within the same time frames as set forth in Article II of this Note. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Common Stock. Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Holder received net proceeds from the sale of the Make-whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in the excess of the Conversion Amount specified in the relevant Conversion Notice.

(h) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of common Stock issuable to the Holder in connection with a conversion of this Note, the Borrower shall issue to the Holder the number of shares of commons Stock not in dispute and resolve such dispute in accordance section 5.18.

(i) Intentionally Omitted.

(j) Book Entry upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, *prima facie,* be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

1.3 Effect of Certain Events. (a) Fundamental Transaction Consent Right. The Borrower shall not enter into or be party to a Fundamental Transaction (as defined below), unless the Borrower obtains the prior written consent of the Holder to enter into such Fundamental Transaction.

(b) Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction that is pre-approved in writing by the Holder pursuant to Section 1.2(a) above, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or in accordance with this section hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section). In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section will increase the Conversion Price.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional

consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (1) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (2) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "**Purchase Rights**") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Adjustment Due to Non-DWAC Eligibility. If, at any time when this Note is issued and outstanding thereafter, the Holder delivers a Notice of Conversion and at such time all DWAC Eligible Conditions are not then satisfied, the Borrower shall deliver certificated Conversion Shares to the Holder pursuant to Section 2.1(c) and the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents.

(g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Non-DWAC Eligible Adjustment Amount to the Outstanding Balance as a result of the events described in this Note, the Borrower, the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents.

(h) Conversion Price During Major Announcements. Notwithstanding anything contained to the contrary in this Note, in the event Borrower (i) makes a public announcement that it intends to consolidate or merge with any corporation or sell or transfer all or substantially of the assets of the Borrower or (ii) any person publicly announces a tender offer to purchase 50% or more of Borrower's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date", then the conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of the (x) Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this section. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme for which a public announcement as contemplated by this section has been made, the date upon which Borrower (in case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender off or takeover scheme) which caused this section to become operative. If the effective Conversion Price as calculated in is less than one cent at any time (regardless of whether or not a Conversion Notice has been submitted to the Borrower), the Principal balance of the Note shall increase by fifteen thousand dollars (under Holder's and Borrower's expectation that any Principal Amount increase will tack back to the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal the lesser of one cent or forty percent of the lowest trade occurring during the thirty consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

1.4 Method of Conversion. Note may be converted by the Holder, in whole or in part, as described in Section 1.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

1.5 Limitations on Conversion. Holder shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99%

(the "*Maximum Percentage*") of the Common Stock. The Holder, upon not less than 61 days' prior notice to the Borrower, may increase or decrease the Beneficial Ownership Limitation provision of this section. No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Borrower may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Borrower shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. Should the Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on Borrower's ability to issue shares of Common Stock, in lieu of any right to convert this Note as described in this section 2.4, this will be an Event of Default under Section 3.2 of the Note.

1.6 Prepayment. Subject to the terms of this Note, and provided that an Event of Default has not occurred under this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) At any time during the period beginning on the Issue Date and ending on the date which is one hundred and eighty days following the Issue Date, the Borrower shall have the right, exercisable on not less than ten Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full by making a payment to the Holder of an amount in cash equal to one hundred and forty percent multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, if any.

(b) After the expiration of one hundred eighty (180) days following the date of the Note, the Borrower shall have no right of prepayment.

1.7 Optional Prepayment Notice. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at the following email address: GraniteGVI@pm.me (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the applicable prepayment amount to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

ARTICLE II - EVENT OF DEFAULT

2.1 The occurrence of any of the following events of default ("*Event of Default*") shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) The Borrower fails to (i) pay the Outstanding Balance, interest, fees, charges, or any other sum due under this Note or any other note issued by the Borrower by the Maturity Date; (b) The Borrower shall fail to perform or observe, in any respect, any covenant, term, provision; condition, agreement or obligation of the Borrower under this Note or any other note, obligation or agreement with the Holder or a third party; (c) any representation, warranty of statement of the Borrower made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, news release, financial statement or certificate shall be false or misleading in any respect; (d) the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Borrower admits in writing its inability to pay its debts generally as they mature; (f) any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets aggregating in excess of $50,000 in the aggregate and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days; (g) Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of

any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within 30 days of initiation. The Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within fifteen days; the Borrower makes a general assignment of the benefit of creditors; the Borrower fails to pay or states that it is unable to pay, or is unable to pay its debts generally as they become due; (h) a default by or breach of any term by the Borrower under any one or more obligations or notes to their creditors and failed to cure such default within the appropriate grace period; (i) a Public Information Failure occurs. A Public Information Failure occurs. If the Borrower is late in any of their filings with the SEC or in the event the Borrower experiences a DTC "Chill" on its shares, such lateness or "Chill" shall constitute a Public Information Failure; (j) beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Borrower has obligations under this Note or the Borrower loses its status as "DTC Eligible"; or the Borrower's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the Borrower shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (k) failure by the Borrower to i) have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in Exhibit C to this Note: Irrevocable Instructions ii) to replenish the reserve set forth in Exhibit C: Irrevocable Instructions within three business days of the request of the Holder; (l) withdrawal from registration of the Borrower under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary, (m) any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due; (n) The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future; (o) the Borrower shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the exchange it is currently trading on or if trading in the Common Stock shall be suspended for more than 10 consecutive days; (p) the Borrower shall become delinquent as a result of failing to comply with the reporting requirements of the 1934 Act by not filing timely and such delinquency shall not be cured within 15 Trading Days and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act; (q) any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts and such debts become due; (r) the restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issuance Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents; (s) the Borrower effectuates a reverse split of its Common Stock without twenty (20) calendar days prior written notice to the Holder; (t) The Borrower replaces or attempts to replace its transfer agent while the Holder has not fully converted the Note or received full payment from the Borrower for the Note. For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Borrower's new transfer agent, the Borrower shall be charged a daily fee of Two Thousand Dollars that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance of the Note and the "*Market Price*" shall change to the lowest closing bid price during the sixty Trading Days prior to the applicable Conversion Date. The Borrower will also agree to default judgment by a Nevada State or Federal Court, related to the Borrower's change of Transfer Agent if the Borrower does not give the Holder twenty Trading Days advance written notice of a change in Transfer Agent; (u) after Holder shall have delivered a Notice of Conversion or conversion notice, the Borrower shall fail for any reason to deliver unrestricted certificates to Holder within three business days or the Borrower shall provide at any time notice to the Holder, including by way of public announcement, of the Borrower's intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Borrower shall fail to deliver documents requested by the Holder or the Holder's brokerage firm which the Holder or the Holder's brokerage firm deem necessary to allow Holder to sell the Borrower's stock or the Borrower fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend, or fails to withdraw any stop transfer instructions in respect thereof on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note. An additional fee the greater of a) five hundred dollars per day and b) three percent of the value of the shares will be assessed for each day after the third trading day until delivery is made and will be added to the Outstanding Balance for failure of the Borrower to issue unrestricted shares or remove a stop transfer on any shares; (v) during the term of this Agreement, the Borrower enters into any Prohibited Transaction without the prior written consent of the Holder, which consent may be withheld at the sole discretion of the Holder.

For the purposes of this Note, the term "Prohibited Transaction" shall refer to the issuance by the Borrower of any "future priced securities," which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line financing, stand-by equity distribution agreements, at the market transactions or convertible securities and loans, securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a secured debt financing, shall not be a Prohibited Transaction; (w) the Borrower fails to provide information requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Borrower attempts to prevent, block or frustrate in any manner, the Holder from converting this Note; (x) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate Indebtedness; (y) any Event of Default as defined in any other note or any Other Notes occurs with respect to any other note; (z) the Borrower shall have its Common Stock delisted from any exchange or, if the Common Stock is suspended for more than 5 consecutive days; (aa) If a majority of the members of the Board of Directors of the Borrower on the date hereof are no longer serving as members of the board; (bb) the Borrower shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder; (cc) the Borrower indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files); (dd) Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell Borrower (as defined in Rule 12b-2 of the Exchange Act); (ee) the Borrower shall lose the "bid" price for its stock and a market (including the OTCBB marketplace or other exchange); (ff) the Borrower fails to issue a new Note, registered as the Holder requests to a third party that the Holder has assigned this Note to; (gg) The Borrower shall fail to have the appropriate Common Stock Par Value or fails to have its Common Stock undergo a reverse stock split in accordance with in accordance with Section 3.1 of this Note; (hh) the Borrower shall fail to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 day of request by Holder; (ii) the Borrower shall fail to maintain the bid price in its trading market which occurs for at least two consecutive trading days; (jj) the Borrower fails to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record; or (kk) the Borrower or its officers, directors, and/or affiliates attempt to transmit, convey, disclose, or any actual transmittal, conveyance or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower's filing of a Form 8-K pursuant to Regulation FD on that same date; or (ll) If, at any time on or after the date which is six (6) months after the Issuance Date, the Holder is unable to (i) obtain a standard "144 legal opinion letter" from an attorney reasonably acceptable to the Holder, the Holder's brokerage firm (and respective clearing firm), and the Borrower's transfer agent in order to facilitate the Holder's conversion of any portion of the Note into free trading shares of the Borrower's Common Stock pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder's brokerage account; (mm) If (i) the Common Stock of the Borrower or the Borrower itself has any notation on the OTC Markets Group website (www.otcmarkets.com) other than "Current Information," including but not limited to "Limited Information" (Yield Sign) or "No Information" (Stop Sign), or if the Common Stock of the Borrower is shown only as quoted on the "grey markets," and (ii) by reason thereof, the Holder is unable to obtain a standard "144 legal opinion" from an attorney reasonably acceptable to The Holder, its brokerage firm, and the Borrower's transfer agent in order to facilitate the Holder's conversion of any of the Borrower's obligations hereunder into shares of the Borrower's Common Stock and thereupon deposit such shares into the Holder's brokerage account; or (nn) the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower's transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder; (nn) The Borrower fails to maintain an average market capitalization of at least $5,000,000 during any five (5) consecutive Trading Day period, which shall be calculated by multiplying (i) the closing bid price of the Borrower's Common Stock during the five (5) Trading Day period immediately preceding the respective date of calculation by (ii) the total shares of the Borrower's Common Stock issued and outstanding on the Trading Day immediately preceding the respective date of calculation; (oo) If at any time while this Note is outstanding, the Borrower issues any of its Common Stock in connection with a Third-Party Note Holder Conversion at a price per share price lower than the Conversion Price then in effect [the Holder and Borrower acknowledge and agree that this provision shall not apply to the issuance of Preferred Stock in connection with a capital raise in furtherance of the Borrower's publicly announced plan of qualifying the eligibility of its Common Stock on the NASDAQ];; (pp) If any of the information in the due diligence questionnaire, provided by the Borrower to the Holder on or around the Issue Date, is false or misleading in any material respect (qq) If, at any time on or after the Issue Date, the Borrower alters the conversion terms of any promissory note that was issued on or before the day immediately prior to the Issue Date. Each Event of Default shall cause an Event of Default Effect. The remedies under this note shall be cumulative and automatically added to the principal value of the Note.

ARTICLE III - COVENANTS

3.1 As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any secured indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any Liens or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors. Notwithstanding the foregoing, the Holder agrees that this provision does not apply to cash dividends payable on shares of Preferred Stock in connection with a capital raise in furtherance of the Borrower's publicly announced plan of qualifying the eligibility of its Common Stock on the NASDAQ;

(d) pay cash dividends or distributions on any equity securities of the Borrower. Notwithstanding the foregoing, the Holder agrees that this provision does not apply to dividends payable on shares of Preferred Stock in connection with a capital raise in furtherance of the Borrower's publicly announced plan of qualifying the eligibility of its Common Stock on the NASDAQ;

(e) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder without the prior written consent of the Holder, which consent will not be unreasonably withheld;

(f) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issuance Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur. Notwithstanding the foregoing, the Holder understands and agrees that from time to time, in the ordinary course of Borrower's business, the Borrower prepays convertible notes issued to third parties for sound business purposes, which prepayments are expressly not prohibited by this provision;

(g) enter into any transactions with any affiliate of the Borrower which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors (if any) of the Borrower (even if less than a quorum otherwise required for board approval or by the existing board of directors if there are no disinterested directors;

(h) enter into any agreement with respect to any of the foregoing that is not otherwise permissible hereunder;

(i) all payments due under this Note shall rank *pari passu* with all Other Notes;

(j) the Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness. Notwithstanding the foregoing, the Holder understands and agrees that part of the Borrower's business plan, after receipt of subscription proceeds from the issuance and sale of Preferred Stock in furtherance of the listing of the Common Stock on the NASDAQ, the Borrower;

(k) The Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Borrower or any of its Subsidiaries (collectively, *"Liens"*) other than Permitted Liens;

(l) The Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is

otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing;

(m) The Borrower shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes or (ii) issue any other securities that would cause a breach or default under the Notes;

(n) The Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Borrower or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Borrower and its Subsidiaries in the ordinary course of business and (ii) sales of inventory in the ordinary course of business;

(o) The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(p) The Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Borrower shall not, and the Borrower shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose

(q) The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(r) [Intentionally Omitted]

(s) Terms of Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any convertible notes ("Third Party Convertible Notes"), at any time, with any term more favorable to the holder of such Third Party Convertible Notes (the "Third Party Note Holder") or with a term in favor of the Third Party Note Holder of such Third Party Convertible Notes that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term(s) and such term(s), at Holder's option, shall become a part of the transaction documents with the Holder. The types of terms contained in Third Party Convertible Notes that may be more favorable to the Third Party Note Holder include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. (t) If Borrower does not repay the Outstanding Balance by the Maturity Date, the Variable Conversion price shall be amended to a discount of fifty five percent to the Market Price and the interest rate will increase to twenty four percent and the outstanding balance of the note shall increase by one hundred and fifty percent.

(t) Par Value of Common Stock. So long as Borrower shall have any obligation under this Note, Borrower covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Borrower's Common Stock shall not be higher than the Conversion Price applicable to such Conversion Notice.

(u) Mandatory Reverse Stock Split. So long as Borrower shall have any obligation under this Note, should there be no bid on the trading market where Borrower's Commons Stock is listed or traded for 3 consecutive trading days of it the price of the stock is below .01, the Borrower shall immediately take action to have its Common Stock undergo a reverse stock split at a ratio of 500 to 1 or such other ratio as shall make sound business judgment, subject to the filing with the SEC of an Information Statement on Schedule 14C or a Proxy Statement on Schedule 14A and subject to FINRA approval prior to the implementation of the reverse split.

(v) Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under Nevada law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevada law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevada law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder's election.

(w) Representations. The Borrower on behalf of itself, predecessors, successors, agents, brokers, consultants, affiliates, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, board of directors, officers, directors, fiduciaries, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Borrower shall be known as Borrower Representatives ("Borrower Representatives"). The Holder on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Holder shall be known as Holder Representatives ("Holder Representatives"). Borrower Representatives of their own free will have decided to enter into this Agreement with the Holder Representatives based solely on the merit of the written legal and economics terms

within this Agreement which were the sole and only motivating factor for the Borrower to sign this Agreement. Borrower Representatives represent that other than the written terms of this Agreement, no verbal or written representation outside of this Agreement by any Holder Representatives induced or motivated the Borrower or Borrower Representatives to enter this Agreement with the Investor or Investor Representatives.

(x) The Borrower shall maintain a Minimum Price. Failure to keep a Minimum Price will result in a Minimum Price Effect.

(y) Publicity. The Borrower, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Borrower shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Borrower in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

(z) Condition Precedents. Condition precedents for this Note to be funded by the Holder are as follows: (1) The Company's common stock must be trading at an average value of at least fifty thousand dollars per day with an average price of at least ten cents for the previous ninety trading days prior to the Maturity Date; (2) there shall exist no Events of Default under any of the notes or Notes the Company has with other noteholders or the Holder; and (3) all covenants and representations under any of the notes or Notes the Company has with other noteholders or the Holder shall be true and correct. The Holder may waive any of the above condition precedents in its sole discretion by delivering written notice to the Company. If the Borrower does not satisfy and meet the Conditions Precedents under this section, then the Borrower or Lender may declare the offsetting note issued by the Lender on the same date herewith to be in Default (as defined in that note) and cross cancel its payment obligations under this Note as well as the Lenders payment obligations under this Note.

ARTICLE V - MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed. All such notices and communications shall be effective upon e-mail being sent.

If to the Borrower: edwinng@kinerjapay.co

If to the Holder: GraniteGVI@pm.me

5.3 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder has the full control and discretion to assign or transfer this Note to any transferee without the consent of the Borrower (but with notice to the Borrower and the Transfer Agent) or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Borrower (but with notice to the Borrower and the Transfer Agent). If this Note is to be transferred, the Holder may surrender this Note to the Borrower, whereupon the Borrower shall forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note to the Holder representing the Outstanding Balance not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the Outstanding Balance represented by this Note may be different than the Principal stated on the face of this Note. If the Borrower fails to issue a new Note registered as the Holder may request, it shall constitute an Event of Default under the Note and the Note shall then be considered owned by the new Holder that Granite Global Value Investments Ltd. has assigned this Note to ("Assignee Holder"). Alternatively, at the discretion of the Holder, in lieu of the Holder requesting that the Borrower issue a new Note registered as the Holder may request, the Holder of this Note may instruct the Borrower and it's transfer Agent that this Note has been transferred or

assigned to an Assignee Holder and that the Assignee Holder is now the new Holder of this Note without any new Note being required to be issued by the Borrower to the Assignee Holder. To further clarify, if Granite Global Value Investments Ltd. sells, assigns or transfers the Note to ABC Fund, LLC, then ABC Fund, LLC shall now be the new Holder under this Note, regardless of whether a new Note is issued by the Borrower in the name of ABC Fund, LLC.

5.5 Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Nevada law as governing under this Note (i) has a reasonable nexus to each of the parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Nevada, British Virgin Islands, or of any other state, federal, or other country or jurisdiction. Any action brought by Borrower arising out of or related to this Note, or any other agreements between the parties, shall be commenced only and exclusively in the courts of general jurisdiction located in the British Virgin Islands, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Holder's sole discretion and election (regardless of which party initiates the legal proceedings). Any action brought by the Holder arising out of or related to this Note, or any other agreements between the parties, shall be commenced in any court the Holder deems suitable at its sole discretion. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. If the Holder elects alternative dispute resolution by arbitration, the arbitration proceedings shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Issue Date, except as modified by this Note and all proceedings and hearings shall be done exclusively via telephone and telephone conferencing. The Holder's election to arbitrate shall be made in writing, emailed to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions, however all depositions shall be done over the phone. The parties acknowledge that the arbitrators' subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties' rights to, and limitations on, damages and other relief as expressly set forth in this Note. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Holder reserves the right, but shall have no obligation, to advance the Issuer's share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email.

5.7 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8 Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder. Any questions regarding interpretation of this Note shall be solely construed by the Holder in their sole discretion.

5.9 Legal Opinion. Upon request of the Holder, the Borrower's counsel shall provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Borrower agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Borrower further agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney's legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. If the Borrower attempts to refuse the legal opinion of a licensed attorney chosen by the Borrower, such refusal shall constitute an Event of Default under this Note.

5.10 Post-Closing Expenses. Post-Closing Expenses. The Borrower will bear any and all miscellaneous expenses of the Borrower and Holder that may arise post-closing which shall include, but are not limited to, the cost of legal opinion production, transfer agent fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder's brokers in handling and transacting in the shares of the Borrower on behalf of the Holder "Post-Closing Expenses". Any Post-Closing Expenses not paid by the Borrower shall retroactively offset the reduction of the principal balance of this Note that occurs through the conversions. Failure by the Borrower to honor this provision shall be deemed an Event of Default.

5.11 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

5.12 Attorneys' Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

5.13 Fees and Charges. The parties acknowledge and agree that upon the Borrower's failure to comply with the provisions of this Note, the Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, the Holder's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Borrower incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within five business days of the request, the Outstanding Balance of this Note shall increase by two thousand dollars. If within ten business days after the Clearing Date, the Common Stock has a trading price that is lower than that set forth in the Notice of Conversion, the Conversion price will be reset and reduced to the lowest traded price during that period. The Clearing Date is the date that the shares are in the brokerage account of the Investor and approved for sale by the compliance department of the brokerage firm holding the shares.

5.14 Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property,

or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

5.15 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

5.16 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Borrower or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Borrower of the Holder (as the case may be), the Borrower shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the Borrower and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.17 Intentionally Omitted.

5.18 Noncircumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Borrower (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

5.19 Non-Shell. The Borrower represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Borrower has reported form 10 type information indicating it is no longer a "shell" issuer. Further, The Borrower will instruct its counsel to either (i) write a 144 – 3(a(9)) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder's counsel.

5.20. Certain Amounts. Whenever pursuant to this Note, the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult

to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

5.21 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 13th day of September 2019.

KinerjaPay Corp.

By: ______________________________

Name: Edwin Witarsa Ng

Title: Chief Executive Officer

Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $________ of the Outstanding Balance and $________ of the interest due on the Note issued by KinerjaPay Corp. on September 13, 2019 into shares of common stock of KinerjaPay Corp. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ____

Conversion Price: ____

Shares to Be Delivered: ____

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Borrower as determined pursuant to the provisions of Section 1.3 of the Note.

Signature: ____
Granite Global Value Investments Ltd.

Exhibit B2

Definitions

"Conversion Default Payment" Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Share Delivery Date the Borrower shall pay to the Holder the Conversion Default Payment. Conversion Default Payment shall mean $2,000 per day in cash, for each day beyond the Share Delivery Date that the Borrower fails to deliver such Common Stock until the Borrower issues and delivers a certificate to the Holder or credits the Holder's account with the Borrower's transfer agent for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount (under Holder's and Borrower's expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, and interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Note are justified.

"Event of Default Effect" shall mean (a) the Outstanding Balance, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration shall immediately increase to one hundred and fifty percent (except with respect to Section 1.2 (e) Reservation of Shares, in which case the one hundred and fifty percent shall be replaced with two hundred percent) immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall tack back to the date of the original Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be equal to the lesser of twenty four percent per annum or the maximum rate permitted under applicable law during a default on a Note and (c) the "Conversion Price") shall be equal to forty percent of the "Market Price" (collectively, the "Default Effects"). "Market Price" means the lowest closing price during the fifty Trading Days prior to the applicable Conversion Date). For purpose of this section, the trading price of the Common Stock shall be the trading price as reported by the Nasdaq Stock Market, or the trading price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the trading price on such exchange as reported by www.otcmarkets.com or the Wall Street Journal. Interest calculated hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. The remedies under this note shall be cumulative and automatically added to the principal value of the Note. By acceptance hereof, Holder hereby warrants and represents to Borrower that Holder has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Holder

hereof. Holder shall make adjustments in the Note as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess all be automatically credited against and in reduction of the outstanding principal balance. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; *provided, however*, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary ("**Automatic Acceleration**"). The Holder shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full. If one or more of the "Events of Default" as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the older shall be reimburse by the Borrower for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

"Fundamental Transaction" means that (i) (1) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability Borrower, partnership, association, trust or other entity or organization (collectively, "**Person**"), or (2) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of the Borrower's Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Borrower. The provisions of this Section 2.2(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. As a condition to pre-approving any Fundamental Transaction in writing, which approval may be withheld in the Holder's sole discretion, Holder may require the resulting successor or acquiring entity (if not the Borrower) to assume by written instrument all of the obligations of the Borrower under this Note and all the other transaction documents with the same effect as if such successor or acquirer had been named as the Borrower hereto and thereto. If Borrower engages in a Fundamental Transaction without the written consent of

the Holder, the Fundamental Transaction shall be considered null and void. "Installment Date" shall mean six (6) months after the Issuance Date and on the same day of each month thereafter until the Maturity Date.

"Market Price" means the lowest intraday trading price in the thirty Trading Days prior to the applicable Conversion Date. For purpose of this section, the trading price of the Common Stock shall be the trading price as reported by the Nasdaq Stock Market, or the trading price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the trading price on such exchange as reported by www.otcmarkets.com or the Wall Street Journal.

"Maturity Date" shall mean April 21, 2020.

"Minimum Price" shall mean one cent.

"Minimum Price Effect" shall mean the Conversion Price shall be permanently redefined to equal the lesser of one cent or forty percent of the lowest intraday trade occurring during the thirty consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. (regardless of whether or not a Conversion Notice has been submitted to the Borrower), the Principal balance of the Note shall increase by ten thousand dollars (under Holder's and Borrower's expectation that any Principal Amount increase will tack back to the Issuance Date).

The "Non-DWAC Eligible Adjustment Amount" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the closing price of the Common Stock on the Conversion Date, over (ii) the Trading Price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder's brokerage account. In any such case, Holder will use reasonable efforts to timely deposit such certificates in its brokerage account after it receives them and cause such restrictive legends to be removed, and, without limiting any other provision hereof, Borrower agrees to fully cooperate with Holder in accomplishing the same. Any fees charged to Holder for the stock being Non-DWAC Eligible shall be paid by the Borrower. DWAC Eligible Conditions shall mean that the Common Stock is DWAC eligible and can be electronically delivered to the Holder's Brokerage account.

"Outstanding Balance" means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, Post-Closing Expenses and any other fees or charges incurred under this Note. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

"Permitted Indebtedness" means (i) the Indebtedness evidenced by the Note, (ii) unsecured Indebtedness incurred by the Borrower, which Indebtedness is not senior in rank to the Note and does not mature prior to six months from the Issuance Date of such Indebtedness, (iii) Indebtedness secured by Permitted Liens, and (iv) extensions, refinancings and renewals of any items in clauses (i) through (iv) above, provided that the principal amount is not increased (other than with respect to the addition of existing or future interest due and payable thereunder to the principal thereunder) or the terms modified to impose materially more burdensome terms upon the Borrower or its Subsidiaries, as the case may be.

"Permitted Lien" means the individual and collective reference to the following: (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type

described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Borrower's business, not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens incurred in connection with Permitted Indebtedness under clause (i) and, solely to the extent existing as of the Issuance Date, clause (ii) of the definition thereof (including any extensions, refinancings and renewals of such Indebtedness that constitute Permitted Indebtedness).

"Post-Closing Expenses" shall mean the cost of legal opinion production, transfer agent fees, escrow fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder's brokers in handling and transacting in the shares of the Borrower on behalf of the Holder "Post-Closing Expenses".

"Trading Day" shall mean any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

The "***Variable Conversion Price***" shall mean a discount of forty-five percent of the Market Price (as defined herein); provided, however, that if the Borrower issues a convertible promissory note or any instrument, security or agreement with a convertible feature to any person under a convertible note or other variable rate security that converts to Common Stock of the Company at a discount ("Third Party Convertible Note Holder") other than the Holder or its Affiliates which contains a conversion price (the "***Third-Party Conversion Price***") which is less than the effective Variable Conversion Price (after giving effect to any shares of Common Stock issued, or issuable, to the Holder or its Affiliates in connection with this Note or any other agreement between the Borrower and the Holder), then the Variable Conversion Price shall be reduced to the Third-Party Conversion Price. The Borrower shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Holder shall be entitled to deduct the costs from the conversion amount in each Notice of Conversion to cover Holder's deposit fees associated with each Notice of Conversion. In the case that conversion shares are not deliverable by DTC an additional 10% discount will apply to the Variable Conversion Price; and if the shares are ineligible for deposit into the DTC system, or if the Variable Conversion Price is less than $.01 at any time while this Note is outstanding, the Outstanding Amount of the Note shall increase by fifteen thousand ($15,000) and an additional 18% discount shall apply to the Variable Conversion Price. The Conversion Price set forth herein shall be reduced an additional ten percent of the Market Price in the fortyTrading Days prior to the applicable Conversion Date for each Public Information Failure and shall be reduced an additional twenty percent of the lowest trading price in the thirty Trading Days prior to the applicable Conversion Date for any Event of Default. For purposes of clarity, it is understood that if there shall be a Public Information Failure which is cured and then repeated once, the Variable Conversion Price shall be subject to an additional ten percent discount to the Market Price. The Conversion Price may be adjusted pursuant to the other terms of this Note. If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. On the date that is thirty trading days (a "True-Up Date") from each date Borrower delivers unrestricted Conversion Shares to Holder, there shall be a true-up where Holder shall have the right to require Borrower to deliver to Holder additional Conversion Shares ("True-Up Shares") if the Conversion Price as of the True-Up Date is less than the Conversion Price used in the applicable Conversion Notice. In such event, Borrower shall deliver to Holder the True-Up Shares in the next Notice of Conversion. The number of True-Up Shares shall be equal to the difference between the number of Conversion Shares originally delivered to Holder pursuant to the applicable Conversion Notice and the number of Conversion Shares that would have been delivered to Holder on the True-Up Date based on the Conversion Price as of the True-Up Date. For the avoidance of doubt, if the Conversion Price as of the True-Up Date is higher than the Conversion Price set forth in the applicable Conversion Notice, then Borrower shall have no obligation to deliver

True-Up Shares to Holder, nor shall Holder have any obligation to return any excess Conversion Shares to Borrower under any circumstance. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where "Additional Principal" means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.